                                                                   Exhibit 10(b)

THE REGISTRANT HAS REQUESTED CONFIDENTIAL TREATMENT FOR CERTAIN PORTIONS OF THIS AGREEMENT. THOSE PORTIONS HAVE BEEN OMITTED FROM THIS COPY OF THE AGREEMENT AT THE PLACES INDICATED BY DOUBLE ASTERISKS (**) AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.




                        THE WELLCOME FOUNDATION LIMITED


                                      and


                            BURROUGHS WELLCOME CO.


                                      and


                                CENTOCOR, INC.


                                      and


                                 CENTOCOR B.V.





- --------------------------------------------------------------------------------

                    WELLCOME CLINICAL DEVELOPMENT AGREEMENT

- --------------------------------------------------------------------------------




                                                 THE WELLCOME FOUNDATION LIMITED
                                                                Legal Department
                                                                   Unicorn House
                                                                     P O Box 129
                                                                 160 Euston Road
                                                                  London NW1 2BP
                                                                         England

                                                       Dated:  November 15, 1994

                             TABLE OF CONTENTS

                                                                       Page


1.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

2.   RELATIONSHIP TO DEVELOPMENT AGREEMENT . . . . . . . . . . . . . . .  2

3.   STANDARDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

4.   RESERVED. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

5.   THE TARGET PROGRAM. . . . . . . . . . . . . . . . . . . . . . . . .  3

6.   CLINICAL TRIAL MATERIAL . . . . . . . . . . . . . . . . . . . . . .  8

7.   CONSIDERATION . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

8.   TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

9.   POST TARGET DEVELOPMENT . . . . . . . . . . . . . . . . . . . . . . 17

10.  APPROVALS TO SELL 17-1A PRODUCT . . . . . . . . . . . . . . . . . . 17

11.  PUBLIC STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . 17

12.  ADVERSE REACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . 18

13.  CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . . . . . 18

14.  OTHER ANTIBODIES. . . . . . . . . . . . . . . . . . . . . . . . . . 19

15.  JOINT AND SEVERAL LIABILITY . . . . . . . . . . . . . . . . . . . . 20

16.  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . 21

17.  INDEMNIFICATION WITH RESPECT TO TARGET PROGRAM AND POST
     TARGET PROGRAM. . . . . . . . . . . . . . . . . . . . . . . . . . . 23

18.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

                  WELLCOME CLINICAL DEVELOPMENT AGREEMENT
                  ---------------------------------------

          THIS WELLCOME CLINICAL DEVELOPMENT AGREEMENT (the "Agreement") is dated as of the 15th day of November, 1994 by and
 ---------
among THE WELLCOME FOUNDATION LIMITED, a United Kingdom corporation of Unicorn House, P.O. Box 129, 160 Euston Road, London NW1 2BP, England ("WFL"), BURROUGHS WELLCOME CO., a North Carolina
          ---
corporation of 3030 Cornwallis Road, Research Triangle Park, North Carolina 27709 (individually, "BW" and, collectively with WFL,
                               --
"WELLCOME"), CENTOCOR, INC., a Pennsylvania corporation of 200 Great Valley Parkway, Malvern, Pennsylvania 19355, USA ("CNTO"),
                                                          ----
and CENTOCOR B.V., a Netherlands corporation of Einsteinweg 101, PO Box 251, 2300 AG Leiden, the Netherlands (individually, "CBV"
                                                            ---
and, collectively with CNTO, "CENTOCOR").
                              --------

                                WITNESSETH:

          WHEREAS, the parties hereto are parties to the Anti-Cancer Alliance Agreement dated as of November 5, 1993 (the "Alliance Agreement") and the other Alliance Documents (as defined
 ------------------
in Appendix A to certain of the Alliance Documents ("Appendix A"));
   ----------                                        ----------

          WHEREAS, CENTOCOR, pursuant to the Alliance Documents has heretofore borne principal responsibility for conducting Clinical
Trials (as defined in Appendix A) with respect to 17-1A Product (as
                      ----------
defined in Appendix A) in the Territory; and
           ----------

          WHEREAS, the parties desire to alter their relationship in order to provide for WFL and its Affiliates, (i) to take principal responsibility for all future clinical development of the 17-1A Product in connection with sales in the Territory (including the Extended Territory) and all future regulatory development of the 17-1A Product in connection with sales in the Extended Territory, and (ii) to jointly undertake with CNTO and its Affiliates principal responsibility for all future regulatory development of the 17-1A Product in connection with sales in the Territory other than the Extended Territory;

          NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:


1.  DEFINITIONS
    -----------

    The terms defined in Appendix A,  when used in this
                         ----------
Agreement, shall have the meanings set forth in Appendix A as
                                                ----------
amended by the Supplemental Agreement, unless the context requires otherwise.


2.  RELATIONSHIP TO DEVELOPMENT AGREEMENT
    -------------------------------------

    This Agreement shall govern all activities undertaken by the parties hereto after the date of this Agreement with respect to the subject matter hereof, and the Development Agreement shall have no effect with respect to those activities. Further, (a) (i) Section
                                                           -------
10 of the Supplemental Agreement shall govern any and all
- --
consideration payable by WELLCOME to CENTOCOR for CENTOCOR'S collaboration in connection with the Target Program in the Extended Territory, (ii) Section 7 of this Agreement shall govern any and
                ---------
all consideration payable by WELLCOME to CENTOCOR for CENTOCOR'S collaboration in connection with the Target Program in the remainder of the Territory and, without limiting the effect of Subsections (a)(i) or (a)(ii) of this Section 2, WELLCOME shall
- -----------------------------         ---------
have no obligation whatsoever to make payments to any party under
Section 8 of the Development Agreement; (b) CENTOCOR'S obligations
- ---------
under the Development Agreement for the future clinical and regulatory development of the 17-1A Product are superseded in their entirety by the terms of this Agreement; and (c) Sections 2, 3, 4
                                                 ----------------
and 5 of the Development Agreement are superseded in their entirety
- -----
by the terms of this Agreement. Except as provided above, however, the Development Agreement (including, without limitation, Sections
                                                          --------
15, 18 and 19 thereof and the terms defined therein) remains in
- -------------
full force and effect with respect to the obligations of the parties thereto prior to the date of this Agreement.


3.  STANDARDS
    ---------

    Each party agrees to carry out as expeditiously as possible its respective duties and obligations with respect to the supply of Clinical Trial Material, the Target Program and the Post Target Program in accordance with good manufacturing and clinical research practices, as applicable, all applicable Laws (including but not limited to each party's respective obligations arising out of its Investigational New Drug Application concerning the 17-1A Product and equivalent regulatory submissions (in each case an "IND")),
                                                        ---
WELLCOME'S and CENTOCOR'S internal standards, as the case may be, and the requirements for Regulatory Approval in each country in the Territory for which Regulatory Approval is sought. No representation or warranty is made by any party hereto that any Regulatory Approval with respect to the 17-1A Product will be obtained in any country in the Territory.

4.  (RESERVED)
     --------

5.  THE TARGET PROGRAM
    ------------------

    5.1. WELLCOME'S Responsibilities.
         ---------------------------

         5.1.1.  With respect to each country in the Territory
for which Regulatory Approval for the 17-1A Product will be sought after the date of this Agreement, WELLCOME shall have full control over, and principal responsibility for, the strategy, design, conduct and execution of the Target Program under WELLCOME'S IND. Without limiting the foregoing, and notwithstanding anything in the other Alliance Documents to the contrary, WELLCOME shall be responsible for choosing and contracting with contract research organizations and investigators. Except as expressly provided by this Agreement, WELLCOME'S activities pursuant to this Section 5.1
                                                       -----------
shall be at its sole risk and expense.

         5.1.2. If any Clinical Trials or other studies (including, without limitation, toxicologic studies) are required to maintain a Regulatory Approval in the Territory for a Targeted Indication or are a condition to a Regulatory Approval in the Territory for a Targeted Indication, the satisfactory completion of such Clinical Trials or other studies shall be deemed a part of the Target Program.

         5.1.3. WELLCOME will establish a project team (the "Project Team") to be led by a project leader (the "Project
 ------------                                       -------
Leader") and staffed by employees with experience in, among other
- ------
things, designing and conducting oncology clinical trials, and preparing applications for regulatory approvals. WELLCOME will invite CENTOCOR to appoint two (2) CENTOCOR working level personnel (or such other number of Centocor personnel as the parties may mutually agree from time to time) who are reasonably acceptable to WELLCOME (the "Centocor Participants") to act as participants in
               ---------------------
the WELLCOME Project Team in accordance with Section 5.2.4 hereof
                                             -------------
as well as several of the smaller working parties formed from Project Team members. The CENTOCOR Participants will have such responsibilities as the Project Leader may assign from time to time.

         5.1.4.  The Project Leader will provide the Marketing
Oversight Committee with semiannual reports which reports shall detail the progress of the clinical and regulatory development effort under this Agreement.

    5.2. CENTOCOR'S Responsibilities.
         ---------------------------

         5.2.1. CENTOCOR, promptly upon the execution of this Agreement and to the extent permitted by applicable Law, shall provide to WELLCOME all Development Data (including, without limitation, all Development Data relating to or arising from the Clinical Trials performed in Germany and any country in the

Extended Territory) received or held at the date of this Agreement by CENTOCOR or any current or past CENTOCOR licensee (including, without limitation, Ajinomoto), any contract research organization or any investigator with respect to 17-1A Product. In addition, CENTOCOR shall promptly provide (and continue to provide) to WELLCOME all additional Development Data received or held by CENTOCOR during the term of this Agreement.

         5.2.2.  In addition to the Development Data specified
by Section 5.2.1 hereof, CENTOCOR shall make all commercially
   -------------
reasonable efforts to secure for WELLCOME             (**)     .


         5.2.3.  CENTOCOR shall also take such steps
(including without limitation granting WELLCOME access to the drug master file(s) and CENTOCOR'S IND for the 17-1A Product) and provide such information as may be necessary or appropriate to permit WELLCOME to cross reference an IND or similar submission with the FDA and any other Regulatory Authority or Regulatory Adjunct; provided, however, nothing in this Section 5.2.3 shall
         --------  -------                  -------------
require CENTOCOR to divulge to WELLCOME any of CENTOCOR'S Manufacturing Technology to which WELLCOME is not otherwise entitled pursuant to the Alliance Documents. WELLCOME acknowledges that access to such drug master file(s) and CENTOCOR'S IND, for the purposes of this Section 5.2.3, represents the right and ability to
                 -------------
incorporate by reference such drug master file(s) and IND in whole or in part into WELLCOME'S submissions to the FDA or any other Regulatory Authority or Regulatory Adjunct.

         5.2.4.  CENTOCOR shall participate in the Project
Team as specified by this Section 5.2.4.
                          -------------

           5.2.4.1.  As soon as possible after the execution
of this Agreement, CENTOCOR shall appoint to the Project Team the Centocor Participants, which Centocor Participants shall have skills, experience and authority from CENTOCOR appropriate to carry out the duties assigned to them from time to time by the Project Leader. In the event a Centocor Participant becomes unavailable to serve on the Project Team, or if WELLCOME reasonably becomes dissatisfied with the performance of one or more of the Centocor Participants, WELLCOME'S sole remedy shall be to require CENTOCOR promptly to replace such Centocor Participant(s) with other representative(s) possessing the requisite skills, experience and authority.

           5.2.4.2. CENTOCOR shall use best efforts to ensure that the Centocor Participants cooperate in the work of the Project Team, execute and comply with such confidentiality agreements as WELLCOME shall reasonably request, are available to attend the meetings conducted from time to time by the Project Team, and that such Centocor Participants diligently and promptly carry out the tasks and responsibilities assigned from time to time to them by the Project Leader. CENTOCOR shall bear all costs and expenses associated with the participation by the Centocor Participants in the Project Team.

         5.2.5.  Subject to the limitations set forth in this
Section 5.2.5, CENTOCOR agrees to pay WELLCOME an amount (the
- -------------
"Payment Amount") equal to          (**)         of the External
 --------------
Costs for any given calendar year up to the Maximum Payment (as defined below). WELLCOME, within thirty (30) days after the end of each calendar quarter, shall submit to CENTOCOR an invoice for
 (**)            of the External Costs incurred in respect of such
quarter and, to the extent not previously invoiced, any prior quarter after the date hereof. The invoice shall be accompanied by a report describing the nature and amount of the External Costs reflected in such invoice. CENTOCOR agrees within sixty (60) days of receiving each invoice to pay the same to WELLCOME or its Affiliates by wire transfer in immediately available United States funds pursuant to the instructions WELLCOME provides to CENTOCOR from time to time. For purposes of making the payments required to be made in Dollars hereunder, currencies shall be converted on the basis established by Section 7.4.3 of the Supply Agreement. The
                     -------------
"Maximum Payment," for the purposes of this Section 5.2.5, shall be
 ---------------                            -------------
defined as follows:

           5.2.5.1.  In respect of External Costs incurred
in calendar year 1995, the Maximum Payment shall be   (**)   ; and

           5.2.5.2.  In respect of calendar year 1996 and
subsequent calendar years, the Maximum Payment shall be
              (**)           plus the amount, if any, by which the
Payment Amount actually paid to WELLCOME for the preceding calendar year was less than the Maximum Payment for such calendar year.

Notwithstanding the foregoing, CENTOCOR'S obligation to pay WELLCOME for such External Costs shall not exceed a total of
          (**)           and with respect to any payments accruing
hereunder in excess of         (**)    , WELLCOME shall be
entitled, if at all, to obtain such payments only (at WELLCOME'S option) as (a) a set-off against the milestone payment that may become due and owing under Section 7.1.3 hereof (for submission to
                           -------------
the FDA of a PLA Submission for the 17-1A Product for the First Indication), or (b) a refund by CENTOCOR of consideration WELLCOME has previously paid to CENTOCOR pursuant to Section 7.1.3 hereof,
                                            -------------
or (c) a combination of the foregoing.

         5.2.6.  CENTOCOR shall have the right upon prior
notice to WELLCOME, not more than once in each WELLCOME fiscal year nor more than once in respect of any WELLCOME fiscal year, through an independent public accountant selected by CENTOCOR and acceptable to WELLCOME, which acceptance shall not unreasonably be refused, to have access during normal business hours to those records of WELLCOME as may reasonably be necessary to verify the accuracy of WELLCOME'S calculation of External Costs. If such independent public accountant's report shows any overcharges by WELLCOME for External Costs, within thirty (30) days after WELLCOME'S receipt of such report, WELLCOME shall remit or shall cause its Affiliate to remit to CENTOCOR (a) the amount of such overcharges and (b) if such overcharges exceed five percent (5%) of the total External Costs invoiced for the fiscal year then being reviewed, the reasonable and necessary fees and expenses of such independent accountant performing the audit. Otherwise such fees and expenses associated with the audit shall be borne by CENTOCOR. CENTOCOR agrees that all information obtained by the independent public accountant in the course of conducting any audit pursuant to this Section 5.2.6 is strictly confidential to WELLCOME, and
     -------------
CENTOCOR hereby undertakes and agrees that it shall cause its accountant to retain all such information in the strictest of confidence.

    5.3. Regulatory Approvals.  The parties shall cooperate in
         --------------------
seeking, obtaining and maintaining Regulatory Approvals for the 17-1A Product as follows:

         5.3.1. To the extent Regulatory Approval is sought in a country in the Extended Territory, WFL or its Affiliates shall be primarily responsible for preparing submissions to Regulatory Authorities and Regulatory Adjuncts in each such country, and shall be the License Holder in each such country. In addition, WELLCOME shall be fully responsible for obtaining any and all necessary licenses, authorizations, registrations, permits and approvals to act as a contract filler of the 17-1A Product at the Greenville Facility.

         5.3.2.  Except to the extent expressly contemplated
by Sections 5.3.1 and 10 hereof or as the parties may otherwise
   ---------------------
agree from time to time with respect to one or more countries in the Territory, CNTO, in its own name or in the name of an Affiliate, shall apply for and hold all licenses and other Regulatory Approvals necessary to permit the marketing, distribution and sale in the Territory of the 17-1A Product for the Targeted Indications. CENTOCOR shall promptly apply for and diligently pursue such Regulatory Approval for each country in the Territory as the Project Team shall request.

         5.3.3. With respect to the PLA Submission and Establishment License Application in the United States, CENTOCOR shall apply (a) with respect to 17-1A Product that is produced as Final 17-1A Product in the Leiden Facility and (b) with respect to 17-1A Product that is fully purified in the Leiden Facility, is transported as Pre Formulated Bulk Antibody to the Greenville Facility and is then prepared by WELLCOME as Final 17-1A Product.

         5.3.4. Each submission by any party hereto to any Regulatory Authority or Regulatory Adjunct in the Territory (other than the Extended Territory) with respect to the 17-1A Product shall be jointly prepared by the parties hereto in the manner and on the time schedule reasonably established from time to time by the Project Team. WELLCOME shall prepare and defend the clinical portions of any and all submissions to Regulatory Authorities or Regulatory Adjuncts, and CENTOCOR shall prepare and defend the manufacturing portions of any and all submissions to Regulatory Authorities or Regulatory Adjuncts. Each party hereto, in consultation with the other parties hereto, shall be primarily responsible for arranging and conducting any and all meetings initiated by the parties hereto with Regulatory Authorities or Regulatory Adjuncts with respect to the clinical and regulatory development of the 17-1A Product conducted under its own IND and Regulatory Approvals. With respect to other meetings with Regulatory Authorities or Regulatory Adjuncts, each party hereto shall provide the other parties hereto with reasonable prior notice and an opportunity to attend all such meetings concerning the 17-1A Product.

         5.3.5. CENTOCOR shall provide to WELLCOME regular progress reports on the Regulatory Approvals for the 17-1A Product at such reasonable intervals as WELLCOME shall request, and shall promptly upon receipt thereof provide WELLCOME with copies of all correspondence to and from all Regulatory Authorities and Regulatory Adjuncts pertaining to the 17-1A Product and promptly report to WELLCOME all other discussions with Regulatory Authorities and Regulatory Adjuncts that may be material to the prospects, timing or scope of the approval, licensing, marketing or sale of the 17-1A Product.

         5.3.6. To the extent CENTOCOR reasonably believes necessary to comply with its obligations under Law, CENTOCOR shall have the right but not the obligation to observe all aspects of the Clinical Trials, including, but not limited to, the activities of contract research organizations and investigators. Such observation shall be conducted on reasonable prior notice to WELLCOME and shall be conducted in such a manner as not to disrupt or interfere with the work of the contract research organizations and investigators. Any communications between CENTOCOR and investigators or the contract research organizations shall make clear that CENTOCOR is an observer only and any and all instructions are to be made by WELLCOME. If WELLCOME so elects, its representatives may accompany CENTOCOR'S representatives during such observations. The observations by CENTOCOR pursuant to this
Section 5.3.6 may include audits of the Clinical Trials with
- -------------
respect to good clinical research practices, WELLCOME'S and CENTOCOR'S internal standards and the requirements of applicable Regulatory Authorities. WELLCOME, to the extent necessary to permit CENTOCOR to conduct the observations contemplated by this
Section 5.3.6, shall authorize and direct all of its applicable
- -------------
employees, contract research organizations and investigators to furnish to CENTOCOR, to the extent permitted by applicable Law, information with respect to Clinical Trials as CENTOCOR may from time to time request.

         5.3.7. CENTOCOR shall file in a timely, efficient and orderly manner all submissions to Regulatory Authorities and Regulatory Adjuncts in connection with the Post Target Program as WELLCOME shall reasonably request from time to time. WELLCOME shall reimburse CENTOCOR for any application fees paid by CENTOCOR in connection with any such submissions.

6.  CLINICAL TRIAL MATERIAL.
    -----------------------

    6.1. General.
         -------

         6.1.1. CENTOCOR shall provide, and WELLCOME shall pay for, Clinical Trial Material for the Target Program in unlabeled 100 mg vials packed in a manner suitable for shipping.

         6.1.2. With respect to Clinical Trial Material for the Target Program to be conducted in the Extended Territory, the price for such Clinical Trial Material shall be equal to CENTOCOR'S Fully Burdened Cost for the same.

         6.1.3.  With respect to Clinical Trial Material for
the Target Program to be conducted in the remainder of the Territory, the price for such Clinical Trial Material shall be
         (**)      for the same, except that the total cost to
WELLCOME for Clinical Trial Material for use with the first
   (**)     patients to receive 17-1A Product in Clinical Trials
conducted by or for WELLCOME (other than for the Post Target
Program) shall not exceed       (**)     .  Notwithstanding the
foregoing, the parties hereto agree that amounts paid by WELLCOME for Clinical Trial Material shall not be counted toward the
(**)      limit imposed by the preceding sentence if and to the
extent such Clinical Trial Material replaces Clinical Trial Material that (a) (i) CENTOCOR delivered to WELLCOME in accordance with a firm order made by WELLCOME in accordance with Section 6.2
                                                      -----------
hereof with at least  (**)          shelf life remaining, and (ii)
                                                          ---
WELLCOME failed to use in Clinical Trials before its shelf life expired, or (b) was lost, spilled or otherwise rendered unusable in quantities that are unreasonably high in light of the type and nature of the Target Program by any Person other than CENTOCOR or its representative. WELLCOME shall have the right upon prior notice to CENTOCOR, not more than once in each CENTOCOR fiscal year nor more than once in respect of any CENTOCOR fiscal year, through an independent public accountant selected by WELLCOME and acceptable to CENTOCOR, which acceptance shall not unreasonably be refused, to have access during normal business hours to those records of CENTOCOR as may reasonably be necessary to verify the accuracy of CENTOCOR'S calculation of its Fully Burdened Cost of Clinical Trial Material. If such independent public accountant's report shows any overcharges for Clinical Trial Material, within thirty (30) days after CENTOCOR'S receipt of such report, CENTOCOR shall remit or shall cause its Affiliate to remit to WELLCOME (x) the amount of such overcharges and (y) if such overcharges exceed five percent (5%) of the total price of Clinical Trial Material charged for the fiscal year then being reviewed, the reasonable and necessary fees and expenses of such independent accountant performing the audit. Otherwise such fees and expenses associated with the audit shall be borne by WELLCOME. WELLCOME agrees that all information obtained by the independent public accountant in the course of conducting any audit pursuant to this Section 6.1.3
                                                    -------------
is strictly confidential to CENTOCOR, and WELLCOME hereby undertakes and agrees that it shall cause its accountant to retain all such information in the strictest of confidence.

    6.2. Firm Orders.
         -----------

         6.2.1. From time to time during the term of this Agreement, WELLCOME may submit firm orders to CENTOCOR for Clinical
Trial Material at least                        (**)
                          prior to the date requested in such order
for delivery of the Clinical Trial Material. On CENTOCOR'S reasonable request made not more than once per calendar quarter, WELLCOME shall use commercially reasonable efforts to provide to CENTOCOR a rolling twelve (12) month forecast of its requirements for Clinical Trial Material, which forecast shall be nonbinding and have no legal effect.

         6.2.2.  CENTOCOR shall fill each firm order submitted
by WELLCOME to CENTOCOR pursuant to Section 6.2.1 hereof for
                                    -------------
Clinical Trial Material on (or, if agreed by the parties hereto, within ten (10) days before) the delivery date specified in such firm order. Upon delivery to WELLCOME, all Clinical Trial Material
shall have at least     (**)       of shelf life remaining.  At
CENTOCOR'S request, WELLCOME will accept Clinical Trial Material
with a shelf life less than       (**)          , but in the event
such Clinical Trial Material is not used due to the limited shelf life remaining, CENTOCOR will refund the payment made by WELLCOME to CENTOCOR for such Clinical Trial Material. Without limiting the foregoing and in accordance with Section 16.2.5 hereof, CENTOCOR
                                 --------------
shall make available to WELLCOME for use in the Clinical Trials (or as determined by WELLCOME under the Supply Agreement) all 17-1A Product currently held by CENTOCOR in inventory, all 17-1A Product completed from the materials currently in process at any CENTOCOR facility, and such future production of 17-1A Product as may be required to fill WELLCOME'S firm orders for Clinical Trial Material.

         6.2.3.  CNTO and CBV shall use commercially
reasonable efforts to fill any WELLCOME firm orders for Clinical
Trial Material made less than the   (**)
before the requested delivery date (as applicable) specified in
Section 6.2.1 hereof.
- -------------

         6.2.4.  Notwithstanding the order times specified in
Section 6.2.1 hereof, WELLCOME hereby submits, and CENTOCOR hereby
- -------------
agrees to fill and deliver to WELLCOME the following firm orders for Clinical Trial Material on (or, if agreed by the parties, within ten (10) days before) the following dates:


         (**)


CENTOCOR represents and warrants that, if WELLCOME submits firm orders in accordance with Section 6.2.1 hereof for subsequent
                          -------------
delivery of Clinical Trial Material in quantities less than or equal to the following, CENTOCOR shall fill and deliver such firm orders on (or, if agreed by the parties hereto, within ten (10) days before) the following dates:

         (**)


CENTOCOR further represents and warrants that it shall fill in a timely manner firm orders submitted from time to time by WELLCOME in accordance with Section 6.1.1 for delivery during any month
                   -------------
commencing on or after    (**)       of quantities consisting of
one (1) or two (2)            (**)      lots.

         6.2.5.  In addition to the foregoing, CENTOCOR agrees
at WELLCOME'S option and promptly upon WELLCOME'S request to
deliver as Clinical Trial Material up to          (**)           .

         6.2.6.  If there is a shortfall or anticipated
shortage of Clinical Trial Material and/or any delay in shipment or delivery occasioned by CENTOCOR or its Affiliates, CENTOCOR hereby undertakes and agrees immediately to notify WELLCOME and its Affiliates as to the reason for the shortage of supply and to provide an indication of the duration of the delay. CENTOCOR shall use best efforts to make up all shortfalls in delivery of Clinical Trial Material in accordance with WELLCOME'S instructions as promptly as possible.

    6.3. Delivery Terms; Inspection upon Delivery and Non-
         -------------------------------------------------
Conforming Clinical Trial Material.
- ----------------------------------

         6.3.1.  CENTOCOR shall arrange for shipment of
Clinical Trial Material (**) with a carrier selected and paid for by WELLCOME.  Title to, and risk of loss of, the Clinical Trial
Material shall pass to WELLCOME upon receipt of the Clinical Trial
Material by     (**)       .

         6.3.2. Each shipment of Clinical Trial Material, in addition to the quantities ordered, shall include such samples as may be reasonably necessary for testing for quality assurance and verification. WELLCOME may, but is not obligated to, as soon as reasonably practicable, but in any event not later than fifteen
(15) Business Days following receipt, inspect samples of all shipments of the Clinical Trial Material, once received at the destination specified in WELLCOME'S firm order to determine whether or not such shipments conform with the 17-1A Product Specification.

         6.3.3. In the event that any sample of a shipment of Clinical Trial Material is delivered to WELLCOME by CENTOCOR hereunder and shall fail to conform with the 17-1A Product Specification, WELLCOME shall notify CENTOCOR within ten (10) days of WELLCOME'S confirming such nonconformity and shall specify the manner in which the shipment fails to meet the 17-1A Product Specification.

         6.3.4.  If WELLCOME gives notice as contemplated by
Section 6.3.3 hereof, CENTOCOR at its own cost and expense shall
- -------------
promptly supply WELLCOME with replacement Clinical Trial Material. CENTOCOR shall deliver to WELLCOME such replacement Clinical Trial Material as soon as commercially practicable after receiving notice under Section 6.3.3 hereof.
      -------------

         6.3.5.  Notwithstanding any other provision hereof,
Clinical Trial Material excluded from the   (**)       limit
pursuant to Section 6.1.3 hereof shall be supplied by CENTOCOR at
            -------------
a price equal to CENTOCOR'S Fully Burdened Cost plus      (**)   of
such cost.

    6.4. Quality Assurance and Quality Control of Clinical Trial
         -------------------------------------------------------
Material.
- --------

         6.4.1. CENTOCOR shall provide WELLCOME at regular intervals for the term of this Agreement with all necessary material safety data and information concerning the safe handling and storage of Clinical Trial Material known to CENTOCOR and warrants that at delivery such data and information will be accurate and up-to-date.

         6.4.2.  In addition to its own routine quality
control and other tests required by applicable Regulatory
Authorities, CENTOCOR shall conduct, at WELLCOME'S expense, such quality control and other tests for the Clinical Trial Material as required from time to time by written notice from WELLCOME to CENTOCOR.

         6.4.3. CENTOCOR shall, at its expense, supply to WELLCOME the protocol of assay for all the tests performed on batches of Clinical Trial Material made, together with samples from each batch and each lot of Clinical Trial Material. WELLCOME, at its own expense, shall have the right to assay samples and to perform such biological tests as WELLCOME deems necessary on samples from any batch or lot of Clinical Trial Material produced for WELLCOME hereunder.

         6.4.4.  For each batch or lot of Clinical Trial
Material produced for WELLCOME hereunder, CENTOCOR shall furnish to WELLCOME on or before the date of each shipment, along with any testing samples that may be requested by WELLCOME for assay and microbiological testing purposes, a certificate that the batch or lot of Clinical Trial Material of which the submitted samples are representative, was manufactured, tested and delivered in full compliance with all applicable Laws and a copy of CENTOCOR'S certificate of analysis that all Clinical Trial Material included in such shipment complies in all respects with the 17-1A Product Specification, showing release of each such batch or lot. CENTOCOR shall be responsible for the completion of all tests necessary to release Clinical Trial Material for use in each country in the Territory for which Regulatory Approval is being sought. Where requested by WELLCOME, CENTOCOR shall provide the services of a "qualified person" (a "Centocor Qualified Person") within the
                       -------------------------
meaning of the 2nd Council Directive of 20th May 1975 on the approximation of provisions laid down by law, regulation or administrative action relating to proprietary medicinal products 75/319/EEC and appropriate local legislation enacting such Directive or the equivalent person under other applicable Law in connection with such release.

         6.4.5.  CENTOCOR shall conduct all necessary
Stability Studies to validate the lead times for shipment, the shelf life of inventory and the specifications for shipping, storing and handling of Clinical Trial Material.

         6.4.6.  To the extent reasonably requested by
WELLCOME from time to time to comply with regulatory requirements or for quality assurance purposes, CENTOCOR shall promptly provide to WELLCOME (a) a full protocol of test results concerning the Clinical Trial Material delivered to WELLCOME, and (b) a certification signed by a Centocor Qualified Person that (i) all manufacturing processes are in accordance with the documented processes as submitted to the relevant Regulatory Authorities or Regulatory Adjuncts, and (ii) all manufacturing facilities, systems, equipment and validations are in full compliance with the relevant regulatory requirements for every batch of Clinical Trial Material delivered to WELLCOME.

         6.4.7. In accordance with CENTOCOR'S normal safety and security procedures in force from time to time and with reasonable advance notice, WELLCOME shall have the right to send authorized representatives to facilities where Clinical Trial Material is manufactured during each production run of Clinical Trial Material to audit any manufacturing, formulation and testing operations as WELLCOME deems reasonably appropriate to confirm that production of each batch of Clinical Trial Material is in compliance with the CGMP Regulations, and at any other time upon reasonable advance notice to CENTOCOR. Any such audit shall not include any information that constitutes Manufacturing Technology to which WELLCOME is not otherwise entitled under the Alliance Documents. WELLCOME shall have the right to send authorized representatives to facilities where Clinical Trial Material is stored to inspect the stock and confirm the method and adequacy of storage. Upon request of WELLCOME, CENTOCOR agrees to notify WELLCOME of the next production run of Clinical Trial Material. CENTOCOR agrees to cooperate with WELLCOME'S authorized representatives conducting such audits. WELLCOME shall from time to time identify the persons and timetable for such inspections.

         6.4.8.  If WELLCOME is required by a Regulatory
Authority or Regulatory Adjunct in any country of the Territory to have inspected or approved the site of manufacturing Clinical Trial Material, CENTOCOR will permit officials of the applicable Regulatory Authorities or appropriate Regulatory Adjunct to inspect the Leiden Facility or such other CENTOCOR facility where Clinical Trial Material is manufactured and will take all such action as such Regulatory Authorities or Regulatory Adjunct may require.

    6.5. CNTO'S and CBV'S Obligations as Manufacturer.
         --------------------------------------------

         6.5.1. CNTO and CBV shall at all times comply with, and shall manufacture the Clinical Trial Material in accordance with, CGMP Regulations and in compliance with all applicable Laws, including Environmental Laws.

         6.5.2. CNTO and CBV shall acquire all the necessary plant, equipment, facilities and sufficiently and appropriately qualified personnel to enable them to produce and package the Clinical Trial Material in accordance with the 17-1A Product Specification, and in accordance with any and all relevant local regulations where appropriate.

         6.5.3.  CNTO and CBV undertake that the Leiden
Facility and its manufacturing environment where CNTO and CBV will manufacture the Clinical Trial Material and all the procedures used in manufacturing and processing, shall be in accordance with CGMP Regulations and shall enable CNTO and CBV to maintain in good standing all applicable Permits.

         6.5.4. CNTO and CBV shall provide suitable storage facilities for the Clinical Trial Material.

         6.5.5. CNTO and CBV shall maintain ongoing Stability Studies throughout the duration of this Agreement using Centocor Methodology and shall provide WELLCOME with regular samples, specimens and full reports of the results of the Stability Studies so as to ensure that the Clinical Trial Material manufactured by CNTO and CBV is in accordance with the 17-1A Product Specification.

         6.5.6.  Capacity.  CNTO and CBV will at all relevant
                 --------
times own or lawfully control facilities and Intellectual Property, and have employees with expertise necessary or appropriate to produce the Clinical Trial Material in quantities sufficient to fulfill its obligations under this Agreement.

    6.6. Placebo Material.  The parties agree that they will
         ----------------
cooperate in producing or having produced the Placebo Material required for the Clinical Trials. "Placebo Material," for the
                                    ----------------
purposes of this Section 6.6, shall mean materials suitable in
                 -----------
color, clarity, viscosity and otherwise for use as a placebo in Clinical Trials of the 17-1A Product.

7.  CONSIDERATION
    -------------

    7.1. In consideration for the intellectual property rights and other benefits accruing to WELLCOME under this Agreement and the other Alliance Documents, WELLCOME will make payments to CENTOCOR as set forth in this Section 7.1. The term "First
                              -----------             -----
Indication" for a given country shall, for the purposes of this
- ----------
Section 7, mean the Targeted Indications or such other indication
- ---------
for which Regulatory Approval for the 17-1A Product is first received.

         7.1.1.           (**)                upon receipt of
Regulatory Approval of the 17-1A Product for the First Indication in each of Germany, France, Italy, Spain and the United Kingdom,
being an aggregate maximum under this Section 7.1.1 of        (**);
                                      -------------

         7.1.2.                   (**)        upon receipt of
Regulatory Approval of the 17-1A Product for the First Indication in each of the following countries: Austria, Belgium, Denmark, Finland, Greece, Ireland, Luxembourg, the Netherlands, Norway, Portugal, Sweden and Switzerland; provided, however, the aggregate
                                  --------  -------
maximum of payments under this Section 7.1.2 shall not exceed
                               -------------
              (**);

         7.1.3.  Subject to the provisions of Section 5.2.5.2
                                              ---------------
hereof,            (**)        upon submission to the FDA of a PLA
Submission for the 17-1A Product for the First Indication, which PLA Submission is accepted for review by the FDA; and

         7.1.4.          (**)       upon Regulatory Approval
for the United States of the 17-1A Product for the First
Indication.

    7.2. With respect to the consideration under Section 7.1.1
                                                 -------------
hereof for Regulatory Approval of the 17-1A Product in Germany, it shall be a condition of such payment that the Chief Financial Officer of CNTO and of CBV or such other executive officer of CNTO and CBV as is reasonably acceptable to WELLCOME shall have delivered a certificate to WELLCOME certifying that the Regulatory Approval for the Targeted Indications in Germany has been obtained and remains in full force and effect. With respect to the Regulatory Approval under Section 7.1 hereof for Germany and any
                          -----------
other country, it shall be a condition of each payment due hereunder that (a) the Regulatory Approvals for the First Indication in each other country for which a payment under this
Section 7 has previously been made have not been rescinded,
- ---------
suspended or materially limited, which rescission, suspension or limitation has not been terminated (unless such rescission, suspension or limitation results from WELLCOME'S negligence); and
(b) the Chief Financial Officer of CNTO and of CBV or such other executive officer of CNTO and CBV as is reasonably acceptable to WELLCOME shall have delivered a certificate to WELLCOME certifying that CNTO and CBV agree that they continue to be bound by the terms of and will fully perform this Agreement and the Supply Agreement and have no right to terminate this Agreement and the Supply Agreement or their performances thereunder except in accordance with the terms of this Agreement and the Supply Agreement, as applicable.

    7.3. Each payment to CENTOCOR hereunder shall be made in immediately available United States funds wired to CENTOCOR at such location in the United States as CENTOCOR may designate in writing not later than three (3) Business Days prior to the time such payment is due.

    7.4. If any Regulatory Approval for a First Indication for which a payment has been made under this Section 7 is rescinded by
                                         ---------
the applicable Regulatory Authority within         (**)       of
the date such Regulatory Approval is issued (unless such rescission results from WELLCOME'S negligence), CENTOCOR shall promptly pay to
WELLCOME an amount equal to       (**)         of the payment made
by WELLCOME to CENTOCOR with respect to such Regulatory Approval. If subsequent to such rescission and during the term of this Agreement such Regulatory Approval is again issued, WELLCOME shall pay to CENTOCOR the amount so paid by CENTOCOR to WELLCOME.

    7.5. Notwithstanding the foregoing, if a Termination Event as defined in Section 8 hereof shall have occurred and be
              ---------
continuing, the obligation of WELLCOME to pay under this Section 7
                                                         ---------
shall be suspended and upon an exercise of the right to terminate pursuant to Section 8.3 hereof, the obligation to make any such
            -----------
suspended payment or any payment under this Section 7 subsequent to
                                            ---------
such termination shall terminate.


8.  TERMINATION
    -----------

    8.1. This Agreement shall terminate upon the termination of the Supply Agreement.

    8.2. The following events or circumstances shall constitute
"Termination Events":
 ------------------

         8.2.1. An Event of Termination as defined in the Supply Agreement shall have occurred.

         8.2.2. Any representation or warranty of CNTO or CBV contained herein or given in connection with this Agreement shall be untrue or incorrect in any respect material to this Agreement as a whole.

    8.3. If a Termination Event shall have occurred and be continuing, WELLCOME shall have the option to terminate its obligations under this Agreement with respect to suspended payments and any payments not yet due hereunder by giving written notice to CENTOCOR not later than the date ninety (90) days following the date on which CENTOCOR gives written notice to WELLCOME of the existence of the applicable Termination Event, such notice containing a statement of the facts giving rise to such Termination Event. WELLCOME'S remedies under this Agreement shall be cumulative. If CENTOCOR shall terminate its performance under this Agreement or the Supply Agreement other than by reason of a material default under, or voluntary termination of, this Agreement or the Supply Agreement by WELLCOME, WELLCOME shall continue to have exclusive rights to the Clinical Information, Development Data and all clinical data arising out of any Clinical Trials to be conducted by WELLCOME hereunder, and any rights hereunder of CENTOCOR to such Clinical Information, Development Data and clinical data arising out of the Clinical Trials to be conducted by WELLCOME hereunder, shall terminate.

    8.4. Except as otherwise provided in this Section 8, if
                                              ---------
there shall be a material breach by a party hereto, the other party (CNTO and CBV being deemed one party for purposes of this Section 8.4
                                                          -----------
and WFL and BW being deemed one party for purposes of this
Section 8.4) shall give written notice to the breaching party to
- -----------
cure. Upon receipt of such notice, such breaching party shall have ninety (90) days to respond by curing such default or by delivering to the other party a certificate that such breach is not capable of being cured within such ninety (90) days and that the breaching party is working diligently to cure such breach. If the breaching party does not so respond or fails so to work diligently, then the other party may terminate this Agreement.

    8.5. Notwithstanding any other provision of this
Section 8.5, the parties shall cooperate following termination of
- -----------
this Agreement to complete any Clinical Trial and perform any activity as WELLCOME shall reasonably determine is required by Law or applicable ethical consideration.

9.  POST TARGET DEVELOPMENT
    -----------------------

    9.1. Upon completion of the Target Program with respect to a country in the Territory, WELLCOME at its sole option shall have the right but not the obligation to have conducted at its expense the Post Target Program with respect to such country.

    9.2. The Post Target Program shall be conducted at
WELLCOME'S sole expense, risk and responsibility, subject to the express indemnities provided by CENTOCOR to WELLCOME.

    9.3. CENTOCOR shall provide, and WELLCOME shall pay
   (**)      for, Clinical Trial Material for the Post Target
Program on the same terms and conditions as are specified in
Section 6 hereof other than the provisions of Section 6.1.3 hereof.
- ---------                                     -------------

    9.4. The Post Target Program may include Clinical Trials and other studies to expand the market for and remove restrictions on the use of the 17-1A Product, but shall not include Clinical Trials or other studies necessary to maintain Regulatory Approval for the Targeted Indications to the extent the foregoing fall within the definition of the Target Program.

10. APPROVALS TO SELL 17-1A PRODUCT
    -------------------------------

    WELLCOME shall be responsible, at its sole cost and expense, for obtaining and maintaining any licenses, registrations, permits and approvals necessary for WELLCOME as distributor to sell 17-1A Product in the Territory; provided, however, nothing in this
                          --------  -------
Section 10 shall limit the obligations of CENTOCOR under Section
- ----------                                               -------
5.3 hereof to obtain any and all necessary or appropriate licenses,
- ---
registrations, permits and approvals for the manufacture, sale by manufacturer or use of the 17-1A Product, it being understood that the licenses, registrations, permits and approvals contemplated by this Section 10 are solely those required by local law for the
     ----------
distributor of a finished product the use of which for the applicable indications is fully approved and licensed. WELLCOME shall use its commercially reasonable efforts to obtain and maintain all such licenses, registrations, permits and approvals contemplated by this Section 10 in those countries in which
                     ----------
Regulatory Approval is obtained and in which sale is contemplated by the Country Marketing Plans.

11. PUBLIC STATEMENTS
    -----------------

    11.1. No party hereto, nor its representatives or employees, shall make any disclosure, including any news release or other public statement, whether to the press, stockholders, or otherwise, disclosing the terms of this Agreement or of any amendment hereto, without the prior written approval of the other parties, which approval shall not be unreasonably withheld or delayed, providing that nothing in this Section 11 shall be deemed to prevent any
                     ----------
party hereto from making such disclosures or statements which, in the opinion of counsel, are legally required. In the event such disclosure or statement is required, the disclosing party shall give prior notice to the other party of the proposed disclosure or statement and the reason therefor. CENTOCOR acknowledges that it shall file a Current Report on Form 8-K under the Exchange Act reporting the transactions contemplated by the this Agreement and the Supplemental Agreement, including exhibits thereto, subject to appropriate requests for confidential treatment.

    11.2.   Notwithstanding Section 11.1 hereof, nothing herein
                            ------------
shall prohibit the publication by principal investigators of scientific papers with respect to their research to the extent permitted by their clinical trial agreements, provided that to the extent permitted by such agreements, each party hereto shall have the opportunity to review and comment upon such papers prior to publication and shall have reasonable advance notice of the time of such publication.

12. ADVERSE REACTIONS
    -----------------

    During the term of this Agreement each party hereto shall immediately report to the other parties hereto any information coming into the first party's possession concerning Adverse Reactions arising out of any Clinical Trials or any other studies (including without limitation toxicologic studies) and each party hereto shall take all steps required by applicable Law with respect to such Adverse Reactions.

13. CONFIDENTIALITY
    ---------------

    13.1.   "Proprietary Information" for the purposes of this
             -----------------------
Section 13 means all inventions, discoveries, improvements and
- ----------
methods, business plans, marketing techniques and plans, manufacturing and other plant designs, locations of operations and any other information affecting the business operations of the Disclosing Party and which is identified by the Disclosing Party at the time of disclosure as being confidential or proprietary.

    13.2. Except as expressly provided herein otherwise, each Receiving Party shall, during the term of this Agreement including any renewals hereof, and for a period of five (5) years following expiration or the termination hereof, but in any event not for less than a period of ten (10) years from the date hereof, maintain the confidentiality of all Proprietary Information disclosed by the Disclosing Party hereunder and shall neither use the same except as expressly authorized by this Agreement or any other Alliance Document, nor disclose the same to any Third Party without the prior written consent of the Disclosing Party. Nothing in this
Section 13, however, shall be construed to require any party hereto
- ----------
to maintain the confidentiality and non-use of any information or material that (a) at the time of disclosure, is already in the public domain; (b) after disclosure, enters the public domain otherwise than by an act or omission of the Receiving Party in violation of the terms of this Agreement; (c) prior to disclosure under this Agreement was already in the possession of the Receiving Party or its Affiliates, provided that such information or material was not obtained, directly or indirectly, from the Disclosing Party under this Agreement or under any other obligation of confidentiality from the Receiving Party to the Disclosing Party;
(d) becomes known to the Receiving Party from a Third Party, provided that such information or material was not obtained, directly or indirectly, from the other party on a confidential basis; (e) is required in the reasonable judgment of the Receiving Party to be disclosed to a Governmental Entity in furtherance of this Agreement or the Alliance Agreement or pursuant to any Law, Permit, or Court Order; or (f) results from research or development by the Receiving Party or its Affiliate independent of disclosures from the Disclosing Party. Disclosures made prior to the date of this Agreement pursuant to that certain Confidentiality Agreement between CNTO and WFL dated September 14, 1993 shall be governed by such Confidentiality Agreement and to the extent not inconsistent therewith this Section 13; other disclosures prior to the date of
               ----------
this Agreement of Proprietary Information shall be governed by the terms of this Section 13.
              ----------

    13.3.   Nothing in this Section 13 shall prevent any party
                            ----------
hereto from disclosing its own information relating to its
business, financial affairs, products, research development, marketing and other commercial activities to any Affiliate. In addition, notwithstanding the restrictions in this Section 13 on
                                                   ----------
confidentiality and use, any party hereto may disclose Proprietary Information which is disclosed to it hereunder to any of its Affiliates which agrees to be bound by the terms of this Section 13.
                                                         ----------

    13.4.   Nothing in this Section 13 shall prevent or restrict
                            ----------
WELLCOME and its Affiliates from using and/or disclosing Proprietary Information received from CENTOCOR or CBV where such use and/or disclosure is reasonably regarded by WELLCOME or its Affiliates as necessary to enable WELLCOME to carry out its obligations under the Target Program or the Post Target Program, provided that WELLCOME and its Affiliates shall take all reasonable steps to ensure that disclosure of any such Proprietary Information is as limited as possible and disclosed on a confidential basis.

14. OTHER ANTIBODIES
    ----------------

    14.1. During the term of this Agreement and the Supply Agreement, CENTOCOR shall not develop, conduct clinical trials or seek regulatory approval or license out rights to any Third Party with respect to, marketing, selling or distributing any Derivative 17-1A Antibody or any product derived therefrom or from the 17-1A Antibody except with, and pursuant to an agreement with, WELLCOME.

    14.2. If WELLCOME determines that it is not scientifically or commercially feasible to continue the Target Program with the 17-1A Product, or a Termination Event occurs, WELLCOME may, but is under no obligation to, substitute under this Agreement for the 17-1A Product another product that is or contains a Derivative 17-1A Antibody.

15. JOINT AND SEVERAL LIABILITY
    ---------------------------

    15.1. Each obligation and liability of CENTOCOR under this Agreement shall be an independent, joint and several obligation of CNTO and CBV. Each of CNTO and CBV shall be fully liable for performance under this Agreement notwithstanding (a) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all, or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting CBV or CNTO or any contest of the validity of this Agreement in any such proceeding; or (b) any Law or Court Order now or hereafter in effect in any jurisdiction which might in any manner affect any of such terms or provisions or any of the rights of WFL or BW with respect thereto or which might cause or permit CBV or CNTO to invoke any defense to, or any alteration in the time, amount or manner of performance of any or all of their respective obligations under this Agreement except to the extent such Law or Court Order renders such obligations unlawful or to the extent such Court Order constitutes a remedy for a breach by WFL or BW. The invalidity or unenforceability of this Agreement as to either of CNTO or CBV shall not render this Agreement invalid or unenforceable as to the other. The invalidity or unenforceability of this Agreement in any jurisdiction shall not in itself render this Agreement unenforceable in another jurisdiction. If any obligation hereunder of either CBV or CNTO is not performed by such party punctually, the other of CBV or CNTO, as applicable, will, without demand being made by WELLCOME, immediately perform such obligation.

    15.2. To the extent that BW has an obligation hereunder, either expressly or by assignment by WFL, WFL hereby guarantees the full payment and performance of such obligation. Each of WFL and BW shall be fully liable for performance of their obligations under this Agreement notwithstanding (a) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all, or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting BW or WFL or any contest of the validity of this Agreement in any such proceeding; or (b) any Law or Court Order now or hereafter in effect in any jurisdiction which might in any manner affect any of such terms or provisions or any of the rights of CENTOCOR with respect thereto or which might cause or permit BW or WFL to invoke any defense to, or any alteration in the time, amount or manner of performance of any or all of their respective obligations under this Agreement, except to the extent such Law or Court Order renders such obligations unlawful or to the extent such Court Order constitutes a remedy for a breach by CNTO or CBV. The invalidity or unenforceability of this Agreement as to either of WFL or BW shall not render the respective obligations of the other under this Agreement invalid or unenforceable. The invalidity or unenforceability of this Agreement in any jurisdiction shall not in itself render this Agreement unenforceable in another jurisdiction. If any obligation hereunder of BW is not performed by it punctually, WFL will, without demand being made by CENTOCOR, immediately perform such obligation.

16. REPRESENTATIONS AND WARRANTIES
    ------------------------------

    16.1.   All Parties.  WFL and BW hereby represent and warrant
            -----------
jointly and severally as to each of WFL and BW; and CNTO and CBV hereby jointly and severally represent and warrant as to each of CNTO and CBV:

         16.1.1. Organization, Standing and Qualification.  It
                 ----------------------------------------
is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation.

         16.1.2. Power and Authority; Enforceability.  It has
                 -----------------------------------
the requisite power and authority (corporate and otherwise) to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action (corporate and otherwise) on its part. This Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms.

         16.1.3. Validity of Contemplated Transactions.  The
                 -------------------------------------
execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby do not
(a) violate or contravene any provision of its charter or bylaws;
(b) violate, breach, conflict with, constitute a Default under, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, or effectiveness of any agreement, contract, indenture, lease, license, or mortgage to which it is a party or by which it or any of its properties or assets are bound; (c) subject any of its properties or assets to any Lien or to any indenture, mortgage, contract, commitment, or agreement (other than this Agreement) to which it is a party or by which it or any of its properties or assets are bound; (d) violate any provision of any Law, Permit or Court Order applicable to it or any of its properties or assets; or (e) other than filings which have already been made, require any Permit or Required Consent of any Governmental Entity to be obtained by it.

         16.1.4. Litigation; Compliance with Laws.  There is
                 --------------------------------
no Litigation pending or, to its knowledge, threatened against or related to it, nor any failure to comply with, violation of or any Default under, any Law, Permit or Court Order applicable to it, in each case which might have a material adverse effect on the ability of it to execute, deliver and perform this Agreement or on the ability of it to consummate the transactions contemplated hereby.

    16.2.   By CNTO and CBV.  CNTO and CBV represent and warrant
            ---------------
that with respect to each of them:

         16.2.1. Intellectual Property.  To the best of CNTO'S
                 ---------------------
knowledge, CNTO and CBV own, possess or lawfully use pursuant to legal, valid, binding and enforceable agreements all Intellectual Property necessary or appropriate in connection with the development, production, testing and sale by them of the 17-1A Product. The inception, development and reduction to practice of any of the Intellectual Property in connection with the development, production, testing and sale by them of the 17-1A Product has not constituted or involved the misappropriation by CENTOCOR or its Affiliates or, to the best of its knowledge, by Third Parties, of trade secrets or other rights of any other Person (including, without limitation, any Governmental Entity). In connection with the development, production, testing and sale (including sale for resale) by them of the 17-1A Product, neither CENTOCOR nor any of its Affiliates (and in connection with their resale of the 17-1A Product, neither WELLCOME nor any of its Affiliates), to the best of CENTOCOR'S knowledge, is or may be infringing on or otherwise acting adversely to the rights of any Person under or in respect of any of the Intellectual Property of
such Person.   To the best of CNTO'S and CBV'S knowledge, no Person
is or may be infringing on or otherwise acting adversely to the rights of CENTOCOR or any of its Affiliates under or in respect of any of the Intellectual Property which is used in connection with the development, production, testing and sale by them of the 17-1A Product.

         16.2.2. Wistar License.  CENTOCOR is party to the
                 --------------
Wistar License, which is valid, binding and enforceable, and, pursuant to such license, is the exclusive licensee of the Wistar Rights, has not sublicensed the Wistar Rights to any Person excluding Ajinomoto pursuant to the Ajinomoto Agreement, and no Person other than CENTOCOR is entitled, either currently or during the term of the Supply Agreement, to license the Wistar Rights. CENTOCOR holds such Wistar Rights free and clear of all Liens, claims and other encumbrances, covenants, conditions, or restrictions. There are no licenses, options, rights of first refusal, conditional sales agreements or other arrangements, whether oral or written, which affect any portion of or all such Wistar Rights.

         16.2.3. Cell Line.  The cell line from which CNTO and
                 ---------
CBV obtain the 17-1A Antibody is the Centocor Hybridoma. To the extent that such cell line differs from the Wistar Hybridoma, CNTO and CBV own all right, title and interest in such cell line, free and clear of all Liens, claims and other encumbrances, conditions, covenants or restrictions.

         16.2.4. Conducted Clinical Trials.  The Conducted
                 -------------------------
Clinical Trials were conducted solely and exclusively by the Persons identified on Schedule 16.2.4 hereto, and CENTOCOR owns all
                      ---------------
data, information, and results of the Conducted Clinical Trials free and clear of all Liens, claims and other encumbrances, conditions, covenants or restrictions except applicable patient confidentiality rights. There are no licenses, options, rights of first refusal, conditional sales agreements or other arrangements, whether oral or written, which affect any portion of or all the data, information, and results of the Conducted Clinical Trials, or that would limit the ability of the parties to incorporate any of the foregoing in submissions by the parties hereto to Regulatory Authorities and Regulatory Adjuncts as contemplated by this Agreement.

         16.2.5. Capacity.  CNTO and CBV own or lawfully
                 --------
control facilities and Intellectual Property, and have employees with expertise, necessary or appropriate to produce the 17-1A Product pursuant to Regulatory Approvals in quantities sufficient to fulfill their obligations under this Agreement and the Supply Agreement without, to the best of CNTO'S and CBV'S knowledge, infringing the rights of any Third Party.

         16.2.6. Veracity of Statements.  No representation or
                 ----------------------
warranty by it contained in this Agreement or in any certificate, schedule or other document or instrument furnished to it pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make it not misleading.

    16.3. The representations and warranties contained herein shall survive execution and delivery of this Agreement.

17. INDEMNIFICATION WITH RESPECT TO TARGET PROGRAM AND POST
    -------------------------------------------------------
TARGET PROGRAM.
- --------------

    17.1.   By CNTO and CBV.  Subject to compliance by the
            ---------------
applicable Indemnitee as defined below with its obligations set forth in Sections 17.4 and 17.5 hereof, CNTO and CBV shall defend,
         ----------------------
indemnify and hold WFL, BW and their respective Affiliates and the respective directors, officers, employees and agents of WFL, BW and their respective Affiliates, harmless from and against any and all Losses arising out of, relating to or resulting from acts and omission after the date of this Agreement with respect to the Target Program and Post Target Program to the extent such Losses arise out of the negligence, willful misconduct or a breach of a representation or warranty of CNTO, CBV or any of their respective Affiliates in connection with the Target Program or Post Target Program.

    17.2.   By WFL and BW.  Subject to compliance by the
            -------------
applicable Indemnitee as defined below with its obligations set forth in Sections 17.4 and 17.5 hereof, WFL and BW shall defend,
         ----------------------
indemnify and hold CNTO, CBV and their respective Affiliates and the respective directors, officers, employees and agents of CNTO, CBV and the their respective Affiliates, harmless from and against any and all Losses arising out of, relating to or resulting from acts and omissions after the date of this Agreement with respect to the Target Program and Post Target Program, except to the extent such Losses arise out of the negligence, willful misconduct or breach of a representation or warranty by CNTO, CBV or any of their respective Affiliates in connection with the Target Program or Post Target Program.

    17.3.   "Indemnitor" means CNTO and CBV with respect to
             ----------
Section 17.1 hereof and WFL and BW with respect to Section 17.2
- ------------                                       ------------
hereof.  "Indemnitee" means any of WFL, BW and their respective
          ----------
Affiliates and the respective directors, officers, employees and agents of WFL, BW and their respective Affiliates with respect to
Section 17.1 hereof and any of CNTO, CBV and their respective
- ------------
Affiliates and the respective directors, officers, employees and agents of CNTO, CBV and their respective Affiliates with respect to
Section 17.2 hereof.
- ------------

    17.4.   Notice.  Promptly after receipt by an Indemnitee of
            ------
written notice of the commencement of any suit, audit, demand, judgment, action, investigation or proceeding relating to a Loss (a "Third Party Action") or promptly after an Indemnitee incurs a Loss
 ------------------
or has knowledge of the existence of a Loss, such Indemnitee will, if a claim with respect thereto is to be made against the Indemnitor due to the Indemnitor's obligation to provide indemnification hereunder, give the Indemnitor written notice of such Loss or the commencement of such Third Party Action; provided,
                                                          --------
however, the failure to provide such notice within a reasonable
- -------
period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent it is prejudiced by such failure.

    17.5.   Defense.  The Indemnitor shall control the defense and
            -------
settlement of a Third Party Action, except that the applicable Indemnitee may assume such defense provided that the obligation of the Indemnitor to pay the attorneys' fees of such Indemnitee shall cease upon such election. If the Indemnitor defends such action, it shall not enter into any resolution or other compromise of such action unless it (a) pays in cash or posts an adequate bond for the payment of the amount of such resolution or other compromise and obtains a complete release of the Indemnitee, or (b) obtains the prior written consent of the Indemnitee, which shall not be unreasonably withheld or delayed. If the Indemnitee defends such action, such Indemnitee shall not enter into any resolution or other compromise of such action unless such Indemnitee obtains the consent of the Indemnitor, which shall not be unreasonably withheld or delayed. The party defending the action shall keep the other parties informed on an ongoing basis of the status of such Third Party Action and shall deliver to such other parties copies of all documents relating to the Third Party Action as the other party may reasonably request. The party assuming such defense shall receive from the others all necessary and reasonable cooperation in the defense of a Third Party Action including, but not limited to, the services of employees of such other parties who are familiar with the events or circumstances out of which any such Third Party Action may have arisen.

    17.6.   The indemnifications contained in this Section 17
                                                   ----------
shall survive termination of this Agreement.

18. MISCELLANEOUS
    -------------

    18.1.   Entire Agreement.  This Agreement and the other
            ----------------
Alliance Documents constitute the entire understanding of the parties with respect to the subject matter contained herein and supersede any prior understandings and agreements among them respecting such subject matter; provided, however, the
                                --------  -------
confidentiality agreement between WFL and CNTO dated September 14, 1993 shall in all cases remain in full force and effect in accordance with its terms.

    18.2.   Amendments.  This Agreement may be amended and
            ----------
supplemented only by a written instrument duly executed by each of the parties.

    18.3.   Headings.  The headings in this Agreement are for
            --------
convenience of reference only and shall not affect its interpretation.

    18.4.   Gender; Number.  Words of gender may be read as
            --------------
masculine, feminine, or neuter, as required by context. Words of number may be read as singular or plural, as required by context.

    18.5.   Appendices; Exhibits; and Schedules.  All appendices,
            -----------------------------------
exhibits and schedules referred to herein form an integral part of this Agreement and are incorporated into this Agreement by such reference.

    18.6.   Severability.  If any provision of this Agreement or
            ------------
the application thereof to any Person or circumstance is held illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability shall not affect any other provision hereof. This Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the provisions hereof to the fullest extent permitted by Law.

    18.7.   Remedies.  Each of CNTO and CBV on the one hand, and
            --------
WFL and BW on the other, stipulates that the remedies at Law of the other in the event of any default or threatened default in the performance of or compliance with any of the terms of this Agreement are not and will not be adequate and that, to the fullest extent permitted by Law, such terms may be specifically enforced by a decree for specific performance of any agreement contained herein or by an injunction against any violation of any terms hereof or otherwise.

    18.8.   Notices.  All notices and other communications
            -------
hereunder shall be in writing and shall be given to the Person either personally or by sending a copy thereof by first class United States express mail, postage prepaid and return-receipt requested, or by a nationally-recognized courier service guaranteeing next-day delivery, charges prepaid, or by telecopier (with the original sent by either of the foregoing manners), to such Person's address (or to such Person's telecopier number). All notices shall be deemed to have been given to the person entitled thereto when received.

         If to WFL or BW, to:

            THE WELLCOME FOUNDATION LIMITED
            Unicorn House, P.O. Box 129
            160 Euston Road
            London NW1 2BP, England
            Attention:  Company Secretary
            Telecopy No.:  011-44-71-388-5462

                        and

            BURROUGHS WELLCOME CO.
            3030 Cornwallis Road
            Research Triangle Park, NC 27709
            USA
            Attention:  Company Secretary
            Telecopy No.:  (919) 315-0478

         If to CNTO or CBV, to:

            CENTOCOR, INC.
            200 Great Valley Parkway
            Malvern, Pennsylvania 19355-1307
            USA
            Attention:  Corporate Secretary
            Telecopy No.:  (215) 651-6100
         with a copy to:

            Duane, Morris & Heckscher
            One Liberty Place
            Philadelphia, PA  19103
            Attention:  David C. Toner, Esquire
            Telecopy No.:  (215) 979-1020

Notice of any change in any such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived by the Person entitled to receive such notice.

    18.9.   Waiver.  No provision of this Agreement may be waived
            ------
except by a written instrument signed by the party hereto sought to be bound. No failure or delay by any party hereto in exercising any right or remedy hereunder or under applicable Law will operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion will not be deemed a waiver of any other right or remedy, or a waiver on any subsequent occasion (it being understood that specific time frames for notice or actions to be taken shall be binding on the parties).

    18.10.  Assignment.  No party hereto may assign its rights or
            ----------
delegate any of its obligations hereunder without the prior written consent of the other parties hereto, except that, without such consent, (a) WFL may assign all or any part of its rights and obligations hereunder to an Affiliate of WELLCOME, including but not limited to BW and Nippon Wellcome K.K., so long as WFL unconditionally guarantees the obligations of such Affiliate; (b) WFL and BW may assign all of their rights and delegate all of their duties under this Agreement to the transferee of all or substantially all of the line of business of which this Agreement forms a part or by way of merger or consolidation with another company; and (c) CNTO and CBV may assign all of their rights and delegate all of their duties to a transferee of all or substantially all their assets or by way of merger or consolidation with another company. Without limiting the foregoing, all rights and obligations with respect to the subject matter of this Agreement as to the United States (including the payment of the amounts contemplated by Sections 7.1.3 and 7.1.4 hereof) shall
                        ------------------------
inure to the benefit of and be performed by BW, subject to such further assignments as may be permitted by this Section 18.10. If
                                                -------------
any party hereto shall assign its rights and delegate its duties pursuant to clauses (b) or (c) of this Section 18.10, the Person to
            ------------------         -------------
whom such rights are assigned and duties are delegated shall assume all of the obligations of the applicable party under this Agreement. The guarantee by WFL referenced in clause (a) of this
                                               ----------
Section 18.10 is a guaranty of payment and performance, and not of
- -------------
collection; and in case of a default by an Affiliate of WFL to which rights have been assigned or obligations delegated pursuant to such clause (a), CNTO and CBV shall have the right to proceed
        ----------
first against WFL without the necessity to proceed against or join such Affiliate.

    18.11.  Successors and Assigns.  This Agreement shall bind,
            ----------------------
inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties hereto.

    18.12.  Governing Law.  This Agreement shall be construed and
            -------------
enforced in accordance with the Laws of the Commonwealth of Pennsylvania without regard to principles of conflicts of law applicable in such jurisdiction.

    18.13.  No Benefit to Others.  The representations,
            --------------------
warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their successors and permitted assigns, and they shall not be construed as conferring, and are not intended to confer, any rights on any other Person.

    18.14.  Independent Contractors.  It is expressly understood
            -----------------------
and agreed that the CENTOCOR Group and the WELLCOME Group are independent contractors; neither the CENTOCOR Group or any of its members, nor the WELLCOME Group or any of its members, shall be deemed the agent of the other group or of any of such group's members for any purpose whatsoever, and neither the CENTOCOR Group or any of its members, nor the WELLCOME Group or any of its members, shall have authority to enter into any contract or agreement, assume any obligation or make any warranty or representation for or on behalf of the other group or any of its members. Nothing in this Agreement shall be deemed to create or constitute a partnership or the relationship of employer and employee between the WELLCOME Group or any of its members on the one hand and the CENTOCOR Group or any of its members on the other.

    18.15.  Further Assurances.  At the request of any party
            ------------------
hereto, the other parties hereto shall execute and deliver from time to time such further instruments and shall provide reasonable cooperation in such proceedings or actions as shall be necessary or reasonably appropriate to effectuate the purposes of this Agreement including, without limitation, (a) registering or recording the rights granted hereunder in appropriate offices of particular Governmental Entities, and (b) completing the drug master file(s) for the 17-1A Product and obtaining and maintaining the parties' respective Investigational New Drug Applications and other Regulatory Approvals contemplated by this Agreement and fulfilling the parties' obligations under the applicable Law by reason of their respective INDs; provided, however, if any party hereto
                       --------  -------
desires to notify this Agreement under Article 85(3) of the Treaty of Rome establishing the European Economic Community, such party shall give the other parties ninety (90) days' prior written notice of such notification and if during such period a party shall reasonably object to such notification, the objecting party need not cooperate in such notification and such notification shall not be implemented. Except as otherwise provided in the Alliance Documents, the executions, deliveries and cooperation of each party under this Section 18.15 shall be without further consideration and
           -------------
at such party's expense.

    18.16.  Counterparts.  This Agreement and any amendment or
            ------------
supplement hereto may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The execution of this Agreement and any such amendment or supplement by any party hereto will not become effective until counterparts hereof have been executed by all the parties hereto.

    18.17.  Savings Clause.  Any restriction or information
            --------------
provision (as each of these terms or expressions are defined in the
RTPA) contained in this Agreement or in any arrangement of
which this Agreement forms part by virtue of which this Agreement or any such arrangement is registrable under the RTPA shall not take effect in the United Kingdom until the day after the day on which full particulars of this Agreement (and of any such arrangement) shall have been duly furnished to the Office of Fair Trading under Section 24 of the RTPA.
              ----------

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written by their duly authorized representatives.

                     For and on behalf of
                     THE WELLCOME FOUNDATION LIMITED

                     Signed: /s/ Dawn E. Knight
                             ------------------

                     Name: Dawn E. Knight
                           --------------

                     Title: Assistant Company Secretary
                            ---------------------------

                     BURROUGHS WELLCOME CO.

                     Signed: /s/ Richard S. Kent, M.D.
                             -------------------------

                     Name: Richard S. Kent, M.D.
                           ---------------------

                     Title: Vice President, Research,
                            Development and Medical
                            -----------------------

                    [EXECUTIONS CONTINUED]

                               CENTOCOR, INC.


                               Signed: /s/ David P. Holveck
                                      -----------------------

                               Name: David P. Holveck
                                    -------------------

                               Title: President and Chief Executive
                                      Officer
                                     -------------------------------


                               CENTOCOR B.V.


                               Signed: /s/ David P. Holveck
                                      -----------------------

                               Name: David P. Holveck
                                    ------------------

                               Title: Managing Director
                                     -------------------

                                  APPENDIX A
                                  ----------

                               GLOSSARY OF TERMS
                               -----------------



                    [See Appendix A to the Supply Agreement
                  (as amended by the Supplemental Agreement)]

SCHEDULE 16.2.4
CONDUCTED CLINICAL TRIALS

                                     (**)